UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________
FORM 8-K
______________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 29, 2018

______________________________
METLIFE, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________
Delaware
(State or Other Jurisdiction of Incorporation)

1-15787	13-4075851
(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188
(Address of Principal Executive Offices)	(Zip Code)
212-578-9500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 2.02 Results of Operations and Financial Condition.
On March 29, 2018, MetLife, Inc. issued a Revised Quarterly Financial Supplement for the quarter ended December 31, 2017 (the “Revised Quarterly Financial Supplement”), attached hereto as Exhibit 99.1 and incorporated herein by reference. The Revised Quarterly Financial Supplement is furnished and not filed pursuant to instruction B.2 of Form 8-K.
The Revised Quarterly Financial Supplement reflects disclosure in MetLife, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 and updates the Quarterly Financial Supplement for the quarter ended December 31, 2017 that MetLife, Inc. issued on February 13, 2018. Among other things, the Revised Quarterly Financial Supplement reflects upward revisions to MetLife, Inc.’s 2017 net income by $264 million and shareholders’ equity by $708 million, with no impact to Adjusted Earnings. The revisions relate to a release of reinsurance reserves for Japanese variable annuities reported in the MetLife Holdings segment.
Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

99.1	Revised Quarterly Financial Supplement for the quarter ended December 31, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ William O’Donnell
	Name:	William O'Donnell
	Title:	Executive Vice President and Chief Accounting Officer
Date: March 29, 2018